UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Effective July 22, 2009, Richard Harroch was appointed as a member of the BakBone Software Incorporated (the “Company”) board of directors by the holders of the Company’s Series A Preferred shares.

Richard Harroch, 56, is a Managing Director and the Global Head of Mergers and Acquisitions for VantagePoint Venture Partners, a venture capital fund based in the San Francisco area. Mr. Harroch is also a member of the firm’s Information Technology Group. Prior to joining VantagePoint Venture Partners in 2003, Mr. Harroch was a partner in the corporate department of Orrick, Herrington & Sutcliffe LLP, an international law firm. Mr. Harroch serves on the Board of a number of VantagePoint’s private technology and internet investments. Mr. Harroch has a B.A. from the University of California at Berkeley, and a J.D. from the University of California at Los Angeles (“UCLA”) Law School, where he was the Managing Editor of the UCLA law review.

Item 8.01. Other Events.

On July 27, 2009, BakBone Software Incorporated issued a press release announcing, among other things, preliminary bookings for the first quarter ended June 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1      Press Release of BakBone Software Incorporated issued on July 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

July 27, 2009	By:	/s/ Steven R. Martin
Steven R. Martin
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release of BakBone Software Incorporated issued on July 27, 2009.